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                                                                     EXHIBIT 5.1

                    [LONG ALDRIDGE & NORMAN LLP LETTERHEAD]

                                  May 10,2000


NOVA Corporation
One Concourse Parkway
Suite 300
Atlanta, GA 30328


                  Re: NOVA Corporation 2000 Employees Stock Incentive Plan Registration Statement on Form S-8


Ladies and Gentlemen:

         We have acted as counsel to NOVA Corporation, a Georgia corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission. Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, 2,500,000 shares of the Company's common stock, par value $.01 per share (the "Plan Shares"), that may be acquired upon the exercise of options which may be granted in the future under the Company's 2000 Employees Stock Incentive Plan (the "Plan").

         The opinion hereinafter set forth is given to the Company pursuant to
Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph
(1) below (our "Opinion"), and no opinion is implied or to be inferred beyond such matter. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

         In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Plan. In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

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NOVA Corporation
Page 2
May 10, 2000




         As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of an officer of the Company and a certificate of a public official. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         The members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. We do not herein express any opinion concerning any matter respecting or affected by any laws other than the Georgia Business Corporation Code that is now in effect and that, in the exercise of reasonable professional judgment, normally are considered in matters such as the issuance of the Plan Shares. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or fats that hereafter may come to our attention.

         Based upon and subject to the foregoing, we are of the Opinion that:

         (1) The Plan Shares, when issued upon the exercise of options, in accordance with the terms of the Plan, against payment in full of the option exercise price therefor, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement.

                               Very truly yours,

                               LONG ALDRIDGE & NORMAN LLP


                               By:   /s/ Thomas P. Lauth III
                                  -----------------------------
                                     Thomas P. Lauth, III